Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: September 30, 2008

Contact: Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP RAISES
$27.5 MILLION IN CAPITAL

Company Successfully Completes
Private Issuance of 1.965 Million Shares

Additional Capital to Fuel
Continued Growth

Smithtown, NY, September 30, 2008 - Smithtown Bancorp (NASDAQ: SMTB) announced that it has completed a private issuance of public equity in the amount of $27,510,000. The additional capital will enable the Company to continue the strong growth it has achieved in recent years. During the last five years alone, the Company has tripled in size.

The Company issued 1,965,000 common shares at a price of $14.00 per share. The issuance represents 19.98% of the 9,834,477 shares outstanding prior to the issuance. The issuance was made pursuant to exemptions from registration under U.S. securities laws, and the common shares issued generally will not be transferable for a period of time. The Company intends to promptly file a registration statement with the U.S. Securities and Exchange Commission to permit resale of the common shares issued. The investment banking firm of Sandler O’Neill + Partners, L.P. acted as placement agent to the Company for the transaction, and the law firm of Sullivan & Cromwell LLP acted as the Company’s legal advisors.

The Company’s Chairman, President & CEO, Brad Rock, commented: “Recent turmoil in the financial markets has created significant opportunities for us. As a result, our Company has been growing loans, deposits and earnings at a strong pace. During the second quarter alone, loans grew by 20% and deposits grew by 14%. In order to continue to take advantage of these opportunities, we have needed to raise more capital.

“Raising capital in the current economic environment is difficult, particularly for financial companies. The diminished availability of capital and the extreme volatility in stock prices caused by uncertainties in financial markets impact both pricing and the ability to complete an offering. Nonetheless, because of our Company’s consistently strong performance over a long period of time, we have been successful in attracting the capital needed to allow us to continue to grow and prosper.

“We expect that this additional capital will enable us to continue to create the kind of long-term shareholder value that has been a hallmark of our Company for many years. Typically, companies that raise capital to support growth are happy to report to shareholders that they would expect the transaction to be accretive to earnings within some future period of time, such as a year. Because we are growing earnings so rapidly right now, however, we expect that this transaction will have little or no dilutive effect at all upon our previously anticipated earnings per share. We presently expect our third quarter EPS to fall within a range of $.46 to $.48 (as a result of increased net income and very little impact to weighted average outstanding shares from the new issuance). Furthermore, we presently expect our fourth quarter EPS to fall within a range of $.39 to $.41 (as a result of increased net income and the full impact to weighted average outstanding shares from the new issuance).”

The Company’s subsidiary, Bank of Smithtown, has opened three new branches so far this year and plans to open three more before year-end. Bank of Smithtown currently has 18 branches on Long Island. The three branches to be opened during the balance of this year will be located in Huntington, Port Jefferson and the Chelsea section of New York City. The Bank also currently plans to open at least six new branches in 2009. Branch projects in East Setauket, Deer Park, St. James, Brentwood and New York City are currently in various stages of development. The Bank is also currently involved in negotiations for additional sites in Nassau, Suffolk, Brooklyn and Manhattan. If those negotiations are successfully concluded, some of those branches would open in 2009 and some would open in 2010.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.

Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank. The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB”. In the most recent rankings by U.S. Banker magazine, the Company was rated the sixth best “mid-size” bank in the United States, and the 13th best bank of any size. There are approximately 8,300 banks in the United States. Smithtown Bancorp has often been ranked among the top banks in the country, including having been rated #1 by U.S. Banker and other rating services. At various times in the past, the Company’s stock has also been rated by Investors Business Daily and USA Today as one of the top stocks in the nation.

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Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.